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                                                                    Exhibit 23.1
                                                                    ------------



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 of Pemstar Inc. pertaining to the Pemstar Inc. 1994 Stock Option Plan, 1995 Stock Option Plan, 1997 Stock Option Plan, 1999 Amended and Restated Stock Option Plan, 2000 Stock Option Plan and 2000 Employee Stock Purchase Plan, of our reports dated May 5, 2000, with respect to the consolidated financial statements and schedule of Pemstar, Inc. for the year ended March 31, 2000, included in its Registration Statement (Form S-1 No. 333-37162) filed with the Securities and Exchange Commission.


                              /s/ Ernst & Young LLP



Minneapolis, Minnesota
August 11, 2000